Request ID: 012441988
Demande n°:
Transaction ID: 042076519
Transaction n°:
Category ID: CT
Catégorie:

Province of Ontario
Province de l'Ontario
Ministry of Government Services
Ministère des Services gouvernementaux

Date Report Produced: 2010/08/16
Document produit le:
Time Report Produced: 12:15:01
Imprimé à:

Certificate of Incorporation
Certificat de constitution

This is to certify that

Ceci certifie que

COMAMTECH INC.

Ontario Corporation No.

Numéro matricule de la personne morale en Ontario

002253754

is a corporation incorporated, under the laws of the Province of Ontario.

est une société constituée aux termes des lois de la province de l'Ontario.

These articles of incorporation are effective on

Les présents statuts constitutifs entrent en vigueur le

AUGUST 16 AOÛT, 2010

Director/Directrice
Business Corporations Act/Loi sur les sociétés par actions

Request ID / *Demande n°*	Ontario Corporation Number *Numéro de la compagnie en Ontario*
12441988	2253754

FORM 1 / *FORMULE NUMÉRO 1*

BUSINESS CORPORATIONS ACT / *LOI SUR LES SOCIÉTÉS PAR ACTIONS*

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1. The name of the corporation is: *Dénomination sociale de la compagnie:*

COMAMTECH INC.

2. The address of the registered office is: *Adresse du siège social:*

333 BAY STREET Suite 2400

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro, ou numéro de la R.R. et, s'il s'agit édifice à bureau, numéro du bureau)

TORONTO ONTARIO
CANADA M5H 2T6

(Name of Municipality or Post Office)
(Nom de la municipalité ou du bureau de poste)

(Postal Code/*Code postal*)

3. Number (or minimum and maximum number) of directors is: *Nombre (ou nombres minimal et maximal) d'administrateurs:*

Minimum 1 Maximum 11

4. The first director(s) is/are: *Premier(s) administrateur(s):*

First name, initials and surname
Prénom, initiales et nom de famille

Resident Canadian State Yes or No
Résident Canadien Oui/Non

Address for service, giving Street & No. or R.R. No., Municipality and Postal Code
Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal

* MARC
FERLAND — YES

800 PLACE-VICTORIA Suite 3400

MONTREAL QUEBEC
CANADA H4Z 1E9

Request ID / *Demande n°*	Ontario Corporation Number *Numéro de la compagnie en Ontario*
12441988	2253754

4. The first director(s) is/are:

Premier(s) administrateur(s):

First name, initials and surname
Prénom, initiales et nom de famille

Resident Canadian State Yes or No
Résident Canadien Oui/Non

Address for service, giving Street & No. or R.R. No., Municipality and Postal Code

Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal

* LAWRENCE
YELIN — YES

800 PLACE-VICTORIA Suite 3400

MONTREAL QUEBEC
CANADA H4Z 1E9

* CLAUDE
FORGET — YES

800 PLACE-VICTORIA Suite 3400

MONTREAL QUEBEC
CANADA H4Z 1E9

Request ID / *Demande n°*

12441988

Ontario Corporation Number
Numéro de la compagnie en Ontario

2253754

5. **Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.**
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

There are no restrictions on the business the Corporation may carry on or on the powers the Corporation may exercise.

6. **The classes and any maximum number of shares that the corporation is authorized to issue:**
Catégories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisée à émettre:

The Corporation is authorized to issue an unlimited number of shares of 1 class designated as common shares.

Request ID / *Demande n°*	Ontario Corporation Number *Numéro de la compagnie en Ontario*
12441988	2253754

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions que peut être émise en série:

Not applicable.

Request ID / *Demande n°*

12441988

Ontario Corporation Number
Numéro de la compagnie en Ontario

2253754

8. **The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:**
L'émission, le transfert ou la propriété d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

The transfer of shares in the capital of the Corporation shall be restricited in the manner provided in Article 9 of these articles.

Request ID / *Demande n°* 12441988

Ontario Corporation Number / *Numéro de la compagnie en Ontario* 2253754

9. **Other provisions, (if any, are):**
Autres dispositions, s'il y a lieu:

The right to transfer securities (including for greater certainty shares) other than non-convertible debt securities of the Corporation, shall be restricted in that no such securities shall be transferred without either:

(a) the consent of the directors of the Corporation, expressed by a resolution passed by the directors or by an instrument or instruments in writing signed by a majority of the directors, which consent may be given either prior or subsequent to the time of transfer of such securities; or

(b) the consent of the holder or holders of shares of the Corporation to which are attached at least a majority of the votes attaching to all shares of the Corporation from the time being outstanding carrying a voting right either under all circumstances or under some circumstances that have occurred and are continuing, expressed by a resolution passed by such holder or holders or by an instrument or instruments in writing signed by such holder or holders, which consent may be given either prior or subsequent to the time of transfer of such securities.

Request ID / *Demande n°*	Ontario Corporation Number / *Numéro de la compagnie en Ontario*
12441988	2253754

10. The names and addresses of the incorporators are
Nom et adresse des fondateurs

First name, initials and last name or corporate name
Prénom, initiale et nom de famille ou dénomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
Domicile élu, adresse du siège social au adresse de l'établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

* MARC FERLAND

800 PLACE-VICTORIA Suite 3400

MONTREAL QUEBEC
CANADA H4Z 1E9

Form 6
Business Corporations Act

Formule 6
Loi sur les sociétés par actions

ARTICLES OF ARRANGEMENT
STATUTS D'ARRANGEMENT

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale de la société : (Écrire en LETTRES MAJUSCULES SEULEMENT) :

2259736 ONTARIO INC.

2. The new name of the corporation if changed by the arrangement: (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société si elle est modifiée par suite de l'arrangement : (Écrire en LETTRES MAJUSCULES SEULEMENT)

DECISIONPOINT SYSTEMS INTERNATIONAL INC.

3. Date of incorporation/amalgamation: / *Date de la constitution ou de la fusion :*

2010/

Year, Month, Day / *année, mois, jour*

4. The arrangement has been approved by the shareholders of the corporation in accordance with section 182 of the *Business Corporation Act.* / *Les actionnaires de la société ont approuvé l'arrangement conformément à l'article 182 de la Loi sur les sociétés par actions.*

5. A copy of the arrangement is attached to these articles as Exhibit "A" / *Une copie de l'arrangement constitute l'annexe «A».*

6. The arrangement was approved by the court on / *La cour a approuvé l'arrangement le*

2010/

Year, Month, Day / *année, mois, jour*

and a certified copy of the Order of the court is attached to these articles as Exhibit "B". / *Une copie certifiée conforme de l'ordonnance de la cour constitue l'annexe «B».*

7. The terms and conditions to which the scheme is made subject by the Order have been complied with.
Les conditions que l'ordonnance impose au projet d'arrangement ont été respectées.

These articles are signed in duplicate. / *Les présents statuts sont signés en double exemplaire.*

2259736 ONTARIO INC.

Name of Corporation / *Dénomination sociale de la société*

By/
Par :

Signature / *Signature*

President

Description of Office / *Fonctions*

For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Government Services
Ontario

Ministère des Services gouvernementaux

Ontario Corporation Number
Numéro de la société en Ontario

2253754

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

NOVEMBER 0 1 NOVEMBRE, 2010

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

COMAMTECH INC.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

2010/08/16

(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**

3. to remove in their entirety the Other Provisions set out in article 9 and replace them with "None".

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la *Loi sur les sociétés par actions*.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2010/10/25

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la *Loi sur les sociétés par actions*.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2010/10/25

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

COMAMTECH INC.

(Print name of corporation from Article 1 on page 1)
(Veuillez écrir le nom de la société de l'article un à la page une).

By/
Par:

(Signature)
(Signature)

Marc Ferland

President and Chief Executive Officer

(Description of Office)
(Fonction)